UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2015

VWR Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36673	26-0237871
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Radnor Corporate Center Building One, Suite 200 100 Matsonford Road Radnor, PA 19087
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 12, 2015, VWR Corporation (the “Company”) held its annual meeting of stockholders in Radnor, Pennsylvania. A total of 129,659,577 shares of common stock, or 98.71% of outstanding shares, were represented in person or by proxy at the annual meeting. The final voting results for each of the items submitted to a stockholder vote at the annual meeting are set forth below.

1.
The stockholders elected three Class I directors with terms expiring at the Company’s 2018 annual meeting of stockholders, subject to the election and qualification of their successors, based on the following voting results:

	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors
Nicholas W. Alexos	117,606,758	11,392,541	660,278
Robert P. DeCresce	128,217,303	781,996	660,278
Carlos del Salto	128,700,381	298,918	660,278

2.	The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, based on the following voting results:

	Votes For	Votes Against	Abstentions
Ratification of Appointment of Independent Registered Public Accounting Firm	129,654,391	3,348	1,838

3.	The stockholders approved, on an advisory basis, the 2014 compensation of the Company’s named executive officers, based on the following voting results:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	128,316,136	680,274	2,889	660,278

4.	The stockholders approved, on an advisory basis, one year as the frequency of the non-binding advisory vote to approve named executive officer compensation, based on the following voting results:

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Advisory Vote on the Frequency of the Advisory Approval of Named Executive Officer Compensation	128,336,978	730	658,309	3,282	660,278
In accordance with the recommendation of the Company’s Board of Directors and based on the results of the advisory vote reported above, the Company’s Board of Directors has determined that the Company will hold a stockholder advisory vote on named executive officer compensation on an annual basis until the next required stockholder advisory vote on the frequency of the advisory approval of named executive officer compensation, which is expected to occur at the Company’s 2021 annual meeting of stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Corporation

Date: May 13, 2015	By:	/s/ Douglas J. Pitts
		Name:	Douglas J. Pitts
		Title:	Vice President and Corporate Controller